Exhibit 5.1

ASML Holding N.V.

De Run 6501

5504 DR Veldhoven

PO Box 324

5500 AH Veldhoven

The Netherlands

Phone +31 40 268 6762

Fax +31 40 268 4888

remco.van.der.veer@asml.com

www.asml.com

Trade Register 17085815

Eindhoven, The Netherlands

United States Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

United States of America

Date	August 7, 2006
Reference	1_6_1_15
Subject	Form S-8

Ladies and Gentlemen:

I refer to the Registration Statement on Form S-8 (the "Registration Statement") of ASML Holding N.V., a Netherlands corporation (the "Company") under the Securities Act of 1933 (the "Securities Act"). The Registration Statement relates to up to 1,922,000 ordinary shares, nominal value of €0.02 per share, of ASML Holding N.V. (the "Ordinary Shares") and 795,000 options to acquire Ordinary Shares (the "Options" and, together with the Ordinary Shares, the "Securities"), issuable and issued under the (i) ASML Stock Option Plan for options granted to employees of ASML Holding N.V. Group Companies in Asia, EMEA and USA (Version April 2006 – Stock Options from Future Profit Sharing 2006 Plan); (ii) ASML Stock Option Plan for options granted to Employees of ASML Holding N.V. Group Companies in Asia, EMEA and USA (Version April 2006 – Stock Options from Base Salary 2006); (iii) ASML Stock Option Plan for options granted to Employees of ASML Netherlands B.V. (Version April 2006 – Stock Options from Future Profit Sharing 2006 Plan); (iv) ASML Stock Option Plan for options granted to Employees of ASML Netherlands B.V. (Version April 2006 – Stock Options from Holiday Allowance and/or Vacation/ADV-Days from 2006); (v) ASML Stock Option Plan for New Hire Options granted to Members of the Board of Management (Version April 2006); (vi) ASML Stock Option Plan for Incentive or New Hire Options granted

United States Securities and Exchange Commission

August 7, 2006

to Senior and Executive Management (Version April 2006); (vii) ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version July 2006); (viii) ASML Stock Option Plan for Incentive or New Hire Options granted to Senior and Executive Management (Version October 2006); (ix) ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version April 2006); (x) ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version July 2006); and (xi) ASML Stock Option Plan for Incentive or New Hire Options granted to Employees (Version October 2006) (each, a "Plan").

I have examined and am familiar with (i) the Company’s Articles of Association, as amended and (ii) the corporate proceedings relating to the Registration Statement. Upon the basis of the foregoing, and having satisfied myself as to such other matters of law and fact as I consider relevant for the purposes of this opinion, I advise you that, in my opinion, upon issuance in accordance with the terms and conditions of the applicable Plan, the Securities will have been legally issued, fully paid and non-assessable.

I express no opinion herein, on or with respect to, any law other than the laws of The Netherlands and I express no opinion on, or with respect to, the laws of the United States, any state thereof or any other laws, statutes, regulations or ordinances.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any reference to me therein. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours

/s/ Robert F. Roelofs

Robert F. Roelofs

General Counsel